Harborview 2005-9

PAYMENT HISTORY
Times 30 Last 12 Months	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0	6,765	2,527,852,355.00	92.54%	5.451	348	69.68	649
1	389	156,399,837.11	5.73%	5.443	347	68.89	617
2	62	24,347,936.42	0.89%	5.405	348	69.10	572
3	23	6,784,063.77	0.25%	5.322	348	77.15	542
4	21	7,473,763.45	0.27%	5.352	347	68.68	548
5	9	3,999,643.51	0.15%	5.352	344	64.16	528
6	5	2,907,918.14	0.11%	5.424	344	58.46	539
7	2	444,059.67	0.02%	5.715	349	76.35	465
8	3	1,216,431.46	0.04%	5.360	347	75.62	513
11	1	212,076.82	0.01%	5.637	341	70.70	538
Total	7,280	2,731,638,085.35	100.00%	5.450	348	69.63	645

Times 60+ Last 12 Months	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0	7,255	2,718,571,475.71	99.52%	5.450	348	69.64	646
1	17	9,188,476.33	0.34%	5.319	346	65.51	547
2	5	2,753,252.32	0.10%	5.461	350	68.85	575
4	1	151,984.96	0.01%	5.187	347	80.00	480
5	1	679,201.19	0.02%	5.377	342	64.76	498
6	1	293,694.84	0.01%	5.037	343	74.68	524
Total	7,280	2,731,638,085.35	100.00%	5.450	348	69.63	645